UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2024
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on April 1, 2024, Kevin A. Plank was appointed to serve as President and Chief Executive Officer (and principal executive officer) of Under Armour, Inc. (the “Company”). In connection with its annual review of compensation for the Company’s executive officers, on May 31, 2024, the Human Capital and Compensation Committee of the Company’s Board of Directors approved an updated compensation package for Mr. Plank for fiscal year 2025. Over 80% of Mr. Plank’s total fiscal year 2025 compensation will be contingent on the Company’s Class C Common Stock (the “Class C Stock”) price reaching $13.00 per share over the next four years, and over 90% of his compensation is payable in stock. The closing price of the Class C Stock on the New York Stock Exchange as of June 3, 2024 was $6.78 per share.

The primary components of Mr. Plank’s fiscal year 2025 compensation include the following: (i) a performance based restricted stock unit award for 2,000,000 shares of the Company’s Class C Stock (the “PSU Award”) pursuant to the Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan, as may be further amended and restated (the “2005 Plan”) (representing a grant date fair value of $8,260,000), (ii) effective July 1, 2024, an annual base salary of $900,000 (previously $500,000 when serving as Executive Chair and Brand Chief), and (iii) a time based restricted stock unit award for $840,000 of the Company’s Class C Stock (the “RSU Award”) pursuant to the 2005 Plan. The PSU Award and RSU Award are each subject to the terms and conditions set forth in the related grant agreements, and each award was granted on June 3, 2024.

The PSU Award is eligible to vest in certain annual increments only upon achievement of a share-price hurdle. This requires that the average of the closing trading prices of the Class C Stock equal or exceed $13.00 over 60 consecutive trading days. If the share-price hurdle is not achieved prior to March 31, 2028, the PSU Award will be forfeited in full. The RSU Award will vest in one-third equal annual installments. Both awards are subject to Mr. Plank’s continuous employment through the applicable vesting dates (other than in the case of death or disability, in which case, he would receive the 100% of the awards). In the event of a change in control of the Company in which the equity awards are not continued, assumed or substituted with a substitute award, the PSU Award will vest in full if either the share-price hurdle was achieved prior to the date of the change in control or if the per share value received by stockholders in the transaction equals or exceeds $13.00 (and otherwise will be forfeited), and the RSU Award will vest in full. In the event of a change in control of the Company in which substitute awards are provided, the PSU Award will continue based on the terms of the substitute award, and the RSU Award will continue with the same vesting dates as applied prior to the change in control, in each case, subject to full accelerated vesting if Mr. Plank’s employment is terminated by the successor company without cause or he resigns for good reason within two years following the change in control.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 6, 2024	By:	/s/ Mehri Shadman
Mehri Shadman
Executive Vice President, Chief Legal Officer and Corporate Secretary